Exhibit 99.1

Brooke Franchise Corporation Announces Selected August Results

          OVERLAND PARK, Kan., Sept. 19 /PRNewswire-FirstCall/ -- Shawn Lowry, president and chief executive officer of Brooke Franchise Corporation, a subsidiary of Brooke Corporation (Nasdaq: BXXX), announced selected August 2006 results.

          Lowry announced that Brooke Franchise Corporation assisted franchisees in the start up and acquisition of businesses in August in the states of Arizona, California, Florida, Georgia, Illinois, Kansas, Missouri, North Carolina, Texas and Virginia. Brooke Franchise Corporation added 20 start up franchise locations and two conversion franchise locations in August, and received approximately $3,551,000 in fees, consisting of $2,970,000 in initial franchise fees for basic services, $200,000 for initial fees from buyers assistance programs and $381,000 in other associated fees.

          Additionally, Lowry announced Brooke Franchise Corporation received profit-sharing commissions totaling approximately $261,000 from insurance companies in August 2006. Lowry noted Brooke Franchise typically receives a majority of its profit-sharing commissions during the first quarter of its fiscal year.

          Lowry also announced a decrease in combined same-store sales for seasoned converted franchises and start up franchises of approximately 2.4 percent for the 12 months ending August 31, 2006, and a corresponding median growth rate of negative 2.1 percent.  Same-store sales calculations exclude profit-sharing commissions.

          Brooke Brokerage Corporation, which provides consulting services unrelated to the franchise business, received approximately $268,000 in non-franchise related consulting fees during August 2006.

          About our company. . .. Brooke Franchise Corporation is a subsidiary of Brooke Corporation (Nasdaq: BXXX) that distributes insurance and related services through a network of more than 650 franchise locations. The Brooke organization was founded on the belief that local business owners distribute insurance and related services more efficiently than others if supported by a franchise system.

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          This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, its ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at http://www.sec.gov .

SOURCE  Brooke Corporation
          -0-                                                      09/19/2006
          /CONTACT:  Anita Larson, Brooke Corporation, larsa@brookecorp.com , or  +1-913-661-0123/
          /First Call Analyst: /
          /FCMN Contact: solol@brookecorp.com /
          /Web site:  http://www.brookecorp.com
                            http://brookecorp.mediaroom.com /
          (BXXX)